Exhibit 10(z)(z)

HEWLETT-PACKARD COMPANY

<PLAN>

STOCK OPTION AGREEMENT (NON-QUALIFIED)

                THIS AGREEMENT, dated <GRANT DATE> (“Grant Date”) between HEWLETT-PACKARD COMPANY, a Delaware corporation (“Company”), and <EMPNO> <NAME> (“Employee”), is entered into as follows:

WITNESSETH:

                WHEREAS, the Company has established the <PLAN> (“Plan”), a copy of which can be found on the Stock Incentive Program Web Site at:  http://hrpay11.corp.hp.com/options/portal/stock/stok_opt.htm or by written or telephonic request to the Company Secretary, and which Plan is made a part hereof; and

                WHEREAS, the HR and Compensation Committee of the Board of Directors of the Company or its delegate (“Committee”) has determined that the Employee shall be granted an option under the Plan as hereinafter set forth;

                NOW THEREFORE, the parties hereby agree that the Company grants the Employee an option (“Option”) to purchase <SHARES> shares of its $0.01 par value voting Common Stock upon the terms and conditions set forth herein.

1.                                       This Option is granted under and pursuant to the Plan and is subject to each and all of the provisions thereof.

2.                                       The Option price shall be  <PRICE> per share.

3.                                       This Option is not transferable by the Employee otherwise than by will or the laws of descent and distribution, and is exercisable only by the Employee during his lifetime.  This Option may not be transferred, assigned, pledged or hypothecated by the Employee during his lifetime, whether by operation of law or otherwise, and is not subject to execution, attachment or similar process.

4.                                       This Option may not be exercised before the first anniversary of the date hereof, nor may it be exercised as to more than one-fourth the number of shares covered herein before the second anniversary hereof, nor may it be exercised as to more than one-half of the number of shares covered herein before the third anniversary hereof, nor may it be exercised as to more than three-fourths the number of shares covered herein before the fourth anniversary hereof.  Notwithstanding the foregoing, this Option shall be exercisable in full upon the retirement of the Employee because of age or permanent and total disability, or upon his death.  (vest#2)

5.                                       This Option will expire eight (8) years from the Grant Date, unless sooner terminated or canceled in accordance with the provisions of the Plan.  This means that this Option must be exercised, if at all, on or before <EXPIRE DATE>.   The Employee shall be solely responsible for exercising this Option, if at all, prior to its expiration date.  The Company shall have no obligation to notify the Employee of this Option’s expiration.

6.                                       This Option may be exercised by delivering to the Secretary of the Company at its head office a written notice stating the number of shares as to which the Option is exercised; provided, however, that no such exercise shall be with respect to fewer than twenty-five (25) shares or the remaining shares covered by the Option if less than twenty-five.  The written notice must be accompanied by the payment of the full Option price of such shares.  Payment may be in cash or shares of the Company’s Common Stock or a combination thereof to the extent permissible under applicable law; provided, however, that any payment in shares shall be in strict compliance with all procedural rules established by the Committee.

7.                                       All rights of the Employee in this Option, to the extent that it has not been exercised, shall terminate upon the death of the Employee (except as hereinafter provided) or termination of his employment for any reason other than retirement because of age, in accordance with the Company’s retirement policy, or permanent and total disability, and in case of such retirement three (3) years from the date thereof; provided, however, that in the event of the Employee’s death his legal representative or designated beneficiary shall have the right to exercise all or a portion of the Employee’s rights under this Agreement within the time prescribed for exercise after the death of the Employee as provided herein.  The representative or designee must exercise the Option within one (1) year after the death of the Employee, and shall be bound by the provisions of the Plan.  In all cases, however, this Option will expire no later than the expiration date set forth in Paragraph 5.

8.                                       The Employee shall remit to the Company payment for all applicable withholding taxes, and required social security contributions at the time the Employee exercises any portion of this Option.  To the extent that the

Employee’s payment is insufficient, the Employee authorizes the Company, its Affiliates and Subsidiaries, which are qualified to deduct tax at source, to deduct  all applicable withholding taxes and social security contributions from the Employee’s compensation.  The Employee agrees to pay any amounts that cannot be satisfied from wages or other cash compensation, to the extent permitted by law.  Alternatively, or in addition, if permissible under local law, Employee agrees that HP may (1) sell or arrange for the sale of shares of HP common stock acquired to meet the applicable withholding obligation, and (2) withhold in shares of HP common stock, provided that HP only withholds the amount of shares of HP common stock necessary to satisfy the minimum withholding amount.

9.                                       By accepting the grant of this Option, the Employee acknowledges and agrees: (i) that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time; (ii) that the grant of this Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the maximum number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) that participation in the Plan is voluntary; (v) that the Employee’s participation in the Plan shall not create a right to further employment with the Employee’s employer and shall not interfere with the ability of the Employee’s employer to terminate the Employee’s employment relationship at any time with or without cause insofar as permitted by law;  (vi)  that the value of this Option is an extraordinary item of compensation which is outside the scope of the Employee’s employment contract, if any; (vii) that this Option is not part of normal or expected compensation, and will not be included for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law; (viii) that the vesting of any option ceases upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan document or this Agreement; (ix) that this Option has been granted to the Employee in the Employee’s status as an employee of his employer; and (x) that if the underlying stock does not increase in value, this Option will have no value.

10.                                 The Company will assess its requirements regarding tax, social insurance and other payroll tax (“tax-related items”) withholding and reporting in connection with this Option, including the grant, vesting or exercise of this Option and the sale of shares acquired pursuant to such exercise.  These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s actions in this regard, the Employee acknowledges and agrees that the ultimate liability for any and all tax-related items is and remains the Employee’s responsibility and liability and that the Company (i) makes no representations nor undertakings regarding the treatment of any tax-related items in connection with any aspect of this Option, including the grant, vesting or exercise of this Option and the subsequent sale of shares acquired pursuant to such exercise; and (ii) does not commit to structure the terms or the grant or any aspect of this Option to reduce or eliminate the Employee’s liability regarding tax-related items.

11.                                 By accepting the grant of this Option, the Employee explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of personal data by and among, as applicable, the Company, its Subsidiaries, its Affiliates and certain third parties, for the exclusive purpose of implementing, administering and managing Employee’s participation in the Plan. The Employee understands that the Company, its Affiliates, its Subsidiaries and the Employee’s employer hold certain personal information about the Employee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Employee’s favor, that may be used for the purpose of implementing, managing and administering the Plan (“Data”). The Employee further understands that the Company and/or its Affiliates and/or its Subsidiaries will transfer Data amongst themselves or to third parties as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Plan. The Employee understands that these recipients may be located in the European Economic Area, or elsewhere, such as the United States and that the recipient country may have different data privacy laws and protections than Employee’s country. The Employee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of shares on behalf of the Employee, to a broker or other third party with whom the Employee may elect to deposit any shares of stock acquired pursuant to the Plan.  Employee understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. The Employee understands that he may, at any time, review Data, require any necessary amendments to it or refuse or withdraw the consents herein, in any case without cost, by contacting the Company in writing. The Employee understands that withdrawing consent may affect the Employee’s ability to participate in the Plan.  For more information on the consequences of refusing to consent or withdrawing consent, Employee understands that he may contact an HP local human resources representative.

12.                                 The Employee agrees to receive copies of the Plan, the Plan prospectus and other Plan information, including information prepared to comply with laws outside the United States, from the Stock Incentive Program Web Site referenced above and stockholder information, including copies of any annual report, proxy and Form 10K, from the investor relations section of the HP web site at www.hp.com.  The Employee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to the Company Secretary.

13.                                 The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not  be modified adversely to the Employee’s interest except by means of a writing signed by the Company and the Employee.  This Agreement is governed by the laws of the state of Delaware.

14.                                 Neither the Plan nor this Agreement nor any provision under either shall be construed so as to grant the Employee any right to employment, and it is expressly agreed and understood that employment is terminable at the will of either party.

HEWLETT-PACKARD COMPANY

By
Carleton S. Fiorina
Chairman and CEO

By
Ann O. Baskins
Senior Vice President, General Counsel and Secretary

RETAIN THIS AGREEMENT FOR YOUR RECORDS